Exhibit 99.1

OXiGENE Reports Fourth-Quarter and Year-End 2003 Financial Results; Sets 2004 Milestones

    WALTHAM, Mass.--(BUSINESS WIRE)--Feb. 12, 2004--OXiGENE, Inc.
(NASDAQ: OXGN) (XSSE: OXGN):

    Accomplishments in 2003:

    --  Lead Compound Enters Four New Cancer Trials

    --  CA4P Becomes First Vascular Targeting Agent Tested in
        Ophthalmology

    --  Company Plans for Major Expansion of Ophthalmology Program

    -- CA4P Granted Fast Track and Orphan Drug Designation in Certain Thyroid Cancers

    --  Company Strengthens Balance Sheet

    OXiGENE, Inc. (NASDAQ: OXGN) (XSSE: OXGN), a leading developer of biopharmaceutical compounds designed to target aberrant blood vessels within solid tumor cancers and ocular neovascular diseases, today reported financial results for the fourth quarter and year ended December 31, 2003.
    "By any measure, 2003 was the most successful year in OXiGENE's history," said President and Chief Executive Officer Fred Driscoll. "We advanced Combretastatin A4 Prodrug (CA4P) into a total of five new human clinical trials in the United States and Europe, and broadened its therapeutic use into two very large disease areas with unmet medical needs - cancer and ophthalmology. The year also was highlighted by key regulatory milestones as CA4P secured the U.S. FDA's fast track designation and orphan drug status in certain thyroid cancers. Including the $24.2 million stock offering that closed in January 2004, the Company has significantly strengthened its balance sheet by generating gross proceeds over the past eight months of more than $39 million."

    Financial Results

    In the fourth quarter of 2003, OXiGENE narrowed its net loss to $1.7 million, or $0.12 per share, from a net loss of $2.4 million, or $0.19 per share, in the comparable period one year earlier. Included in the financial results for the fourth quarter of 2003 is a one-time $635,000 gain related to the liquidation of OXiGENE AB, the Company's Sweden-based subsidiary, and stock-based compensation expense of $95,000. Included in the financial results for the fourth quarter of 2002 is stock-based compensation expense of $523,000.
    For the 12-month period ended December 31, 2003, the Company reported a net loss of $8.4 million, or $0.63 per share. This compares with a net loss of $11.0 million, or $0.88 per share, in the 12-month period ended December 31, 2002. Included in the net loss for full-year 2003 are $620,000 in stock-based compensation expense, $945,000 in one-time charges related to the relocation of the Company's former office in Watertown, Massachusetts, and a $635,000 gain related to the liquidation of the Company's Sweden-based subsidiary. Included in the net loss for the same period in 2002 is $2,940,000 in stock-based compensation expense and a gain of $1,325,000 related to the sale of the Company's joint venture with ARCUS Therapeutics.

    -- OXiGENE ended the fourth quarter of 2003 with approximately $18.9 million in cash and marketable securities and restricted cash. In addition, the Company raised gross proceeds of $24.2 million in a Common Stock offering completed in January 2004. The Company currently has in excess of $40 million of cash, marketable securities and restricted cash.

    Significant Accomplishments in 2003

    -- New Cancer Trials. During the year, CA4P entered four Phase I/II human cancer trials in combination with a number of established treatment regimens. In Europe, the compound moved into the following studies: a clinical trial in combination with radiotherapy in patients with advanced carcinoma of the lung, head & neck and prostate; a clinical trial in combination with the chemotherapy drugs carboplatin and paclitaxel in advanced ovarian cancer; and a clinical trial in combination with a monoclonal antibody in advanced colorectal cancer. In the United States, the Ireland Cancer Center at University Hospitals of Cleveland (Ohio) began evaluating CA4P in combination with the chemotherapy drugs doxorubicin/cisplatin and radiation for the treatment of patients with newly diagnosed anaplastic thyroid cancer.

    -- First VTA Tested in Ophthalmology. The Johns Hopkins University School of Medicine began a Phase I/II study of CA4P in patients with wet age-related macular degeneration (AMD), the cause of severe vision loss in between two million and three million Americans. This marks the first time a vascular targeting agent has ever been evaluated in a non-life-threatening disease where current treatments are inadequate.

    -- Expansion of Ophthalmology Program. In December 2003, OXiGENE announced that the vision of a patient with a subfoveal neovascular disease known as myopic macular degeneration improved significantly after treatment with CA4P. Based on pre-clinical data of CA4P in ophthalmology, the Phase I/II trial in wet AMD and the response of this patient, the Company announced plans to broaden its research and development initiatives in ophthalmology. As part of that effort, in 2004 the Company expects to launch a clinical study in myopic macular degeneration.

    -- Fast Track Status. The U.S. Food and Drug Administration (FDA) granted fast-track status to CA4P for the treatment of advanced anaplastic thyroid cancer, the rarest and deadliest form of the disease. The FDA's fast track program is designed to facilitate the development and expedite the review of new drugs intended to treat life-threatening conditions for which there is no approved therapy.

    -- Orphan Drug Designation. The FDA awarded the orphan drug designation to CA4P for the treatment of anaplastic, medullary, Stage IV papillary and Stage IV follicular thyroid cancers. Orphan drug designations are granted to provide economic incentives to stimulate the research, development and approval of promising products that treat rare diseases. The Orphan Drug Act guarantees seven years of market exclusivity in the United States to the first sponsor that obtains market approval for an orphan drug-designated product.

    -- Strengthened Balance Sheet. OXiGENE substantially improved its cash position in 2003 with a private placement of Common Stock that generated $15 million of gross proceeds to the Company. Last month, OXiGENE raised an additional $24.2 million in gross proceeds from the sale of approximately 2.8 million shares of Common Stock. With this recent infusion of cash, the Company currently has in excess of $40 million of cash, marketable securities and restricted cash.

    "From virtually every perspective, we are a vastly stronger company than we were one year ago," Driscoll said. "During the year, we took significant steps to advance our pre-clinical and clinical development. This progress validated our expectations for the technology and, in turn, allowed us to raise the necessary financial resources to execute our strategy. We are now in a position of strength as we continue to advance our clinical pipeline, with the flexibility to be both opportunistic and measured in exploring strategic alliances that can further enhance value for our shareholders."

    Goals for 2004

    "During the past year, we have made outstanding progress in expanding the clinical opportunities for our lead vascular targeting compound in cancer and ophthalmology, and our goal is to sustain that momentum in 2004," Driscoll said. OXiGENE's goals for the year include:

    -- Accelerating enrollment in current trials by opening additional research sites

    -- Expanding certain existing trial protocols to include randomized, dual-arm studies

    -- Filing Investigational New Drug Applications (INDs) to begin CA4P clinical trials in new cancer indications

    -- Completing pre-clinical toxicology testing of Oxi4503 by Cancer Research UK and the initiation of a clinical study in the second half of 2004

    -- Filing an IND to initiate a clinical study in a disease involving subfoveal neovascularization

    -- Adding key personnel to accommodate the Company's aggressive clinical program

    --  Continuing partnership discussions

    Fourth-quarter Conference Call Information

    In conjunction with its fourth-quarter financial results, OXiGENE will conduct a conference call at 10:00 a.m. ET today. Mr. Driscoll and Chief Scientific Officer David Chaplin, Ph.D. will moderate the call.



       Time:             10:00 a.m. ET
       Date:             Thursday, February 12, 2004
       Dial-in numbers   800-289-0508 (U.S.)
                         913-981-5550 (international)
       Webcast:          www.oxigene.com


    A telephone replay of the conference call will be available for one week and can be accessed by dialing 888-203-1112 (U.S.) or 719-457-0820 (international). Please refer to reservation number
733731.

    About OXiGENE

    OXiGENE is the world leader in the development of vascular targeting agents (VTAs), novel biopharmaceutical compounds designed to selectively target and destroy new blood vessels. The Company's lead compound, Combretastatin A4 Prodrug (CA4P), is in clinical development in patients with solid tumor cancers and wet age-related macular degeneration. Three other OXiGENE VTAs, OXi4503, OXi6197 and OXi8007, are in pre-clinical development. For more information about OXiGENE, visit www.oxigene.com.

    Safe Harbor Statement

    Statements in this news release concerning OXiGENE's business outlook are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: the negotiation of a potential agreement with a pharmaceutical partner; the acceleration of enrollment in OXiGENE's current clinical trials and the opening of additional trial research sites; the expansion of certain existing trial protocols to include randomized, dual-arm studies; the filing of Investigational New Drug Applications to begin clinical trials of CA4P new cancer indications; the completion of pre-clinical toxicology testing of Oxi4503 by Cancer Research UK; the initiation of a clinical study of Oxi4503 in the second half of 2004; the filing of an IND in a disease involving subfoveal neovascularization; the addition of key personnel to accommodate the Company's aggressive clinical program; and continuation of discussions with potential licensing partners. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; the ability to secure necessary patents; uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements are contained in OXiGENE's reports to the Securities and Exchange Commission, including OXiGENE's 10-Q, 8-K and 10-K reports. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

    Financial tables follow...



 OXiGENE, Inc.
 Condensed Consolidated Balance Sheets
 (All amounts in 000's)

 Assets                                  December 31,    December 31,
                                                2003            2002
                                       ---------------  --------------

        Cash, marketable securities and
         restricted cash                      $18,936         $11,831
        Licensing agreement                     1,069           1,166
        Furniture, fixtures and
         equipment, net                            44             487
        Other assets                              156             114

                                       ---------------  --------------
        Total assets                          $20,205         $13,598
                                       ===============  ==============

 Liabilities and stockholders' equity

        Accounts payable                       $1,448          $1,861
        Accrued expenses                        2,287           1,717
        Total stockholders' equity             16,470          10,020

                                       ---------------  --------------
        Total liabilities and
         stockholders' equity                 $20,205         $13,598
                                       ===============  ==============



OXiGENE, Inc.
Consolidated Statements of Operations
(All amounts in 000's except per share amounts)

                              Three months ended       Year ended
                            --------------------- --------------------
                                 December 31,         December 31,
                            --------------------- --------------------
                                 2003     2002       2003      2002
                            ------------ -------- ---------- ---------
                                 (Unaudited)            (Audited)
                            --------------------- --------------------

 Revenues:
 Licensing revenue                   $9       $-        $30        $-
                            ------------ -------- ---------- ---------

                                      9        -         30         -
 Operating expenses:

 Amortization of license
  agreement                          27       31         98        98
 Research and development         1,430    1,002      3,938     5,103
 General and administrative       1,021    1,498      5,282     7,438
                            ------------ -------- ---------- ---------

 Total Operating expenses:        2,478    2,531      9,318    12,639

 Interest income                    149      111        321       335
 Interest expense                    (4)     (24)       (36)      (53)
 Other income (expense),
  net                               636        7        635     1,344
                            ------------ -------- ---------- ---------


 Net loss                       $(1,688) $(2,437)   $(8,368) $(11,013)
                            ============ ======== ========== =========


 Net loss per common share       $(0.12)  $(0.19)    $(0.63)   $(0.88)

 Weighted average number
    of common shares
     outstanding                 13,906   12,546     13,184    12,514

    CONTACT: Sharon Merrill Associates, Inc.
             Investors:
             David Calusdian, 617-542-5300
             dcalusdian@investorrelations.com
             or
             Media:
             Scott Solomon, 617-542-5300
             ssolomon@investorrelations.com